UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2008

West Bancorporation, Inc.

(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State of other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa		50266
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2008, West Bancorporation, Inc. (the “Company”) entered into employment agreements with Thomas E. Stanberry, Douglas R. Gulling, and Brad L. Winterbottom. Mr. Stanberry is Chairman, President and Chief Executive Officer of the Company. Mr. Gulling is Executive Vice President and Chief Financial Officer of the Company. Mr. Winterbottom is Executive Vice President of the Company.

The initial terms of the agreements end on December 31, 2010, however, all agreements renew annually without written notice on each January 1st for a three year period provided the Company has not given notice of nonrenewal by November 30th of the preceding year. The agreements set base salaries, which were all in effect prior to today. Under the agreements, base salaries will be reviewed annually by the Compensation Committee of the Company’s Board of Directors. The base salaries for Messrs. Stanberry, Gulling, and Winterbottom are $250,000, $210,000, and $210,000, respectively. In addition, the agreements authorize an annual cash incentive bonus payment. Each year an incentive bonus target will be set by the Board. The actual amount of the bonuses will be determined by the Board based upon the criteria described in the Company’s Proxy Statement filed on March 7, 2008. The 2008 incentive targets for Messrs. Stanberry, Gulling and Winterbottom are $400,000, $100,000, and $120,000, respectively.

The agreements set payments to be made if employment is terminated pursuant to multiple and alternative contingencies, including, as examples, death, permanent disability, cause, without cause, and change in control. Methods of calculating the potential payments are described in the agreements, which are attached as exhibits. In consideration of the benefits included in the agreements, Messrs. Stanberry, Gulling, and Winterbottom have agreed that for a period of one year immediately following any termination of employment that they will not: 1) engage in any business in which the Company engages in within the counties or counties contiguous to Company locations; 2) solicit Company employees for hire at a new employer; or 3) solicit Company customers for business at a new employer.

The agreements for Mr. Gulling and Mr. Winterbottom replace agreements in effect before May 23, 2008. Mr. Stanberry did not have an employment agreement in effect immediately before the current agreement was signed.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.24	Employment Agreement between West Bancorporation, Inc. and Thomas E. Stanberry
10.25	Employment Agreement between West Bancorporation, Inc. and Douglas R. Gulling
10.26	Employment Agreement between West Bancorporation, Inc. and Brad L. Winterbottom

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

May 23, 2008	by:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.24	Employment Agreement between West Bancorporation, Inc. and Thomas E. Stanberry
10.25	Employment Agreement between West Bancorporation, Inc. and Douglas R. Gulling
10.26	Employment Agreement between West Bancorporation, Inc. and Brad L. Winterbottom